UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal	001-35033	32-0330122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 25, 2013, the Board of Directors of Oconee Federal Financial Corp. (the “Company”) amended the Bylaws of the Company by deleting Article III, Section 17, which imposed an age limitation for directors of the Company, and by deleting Article V, Section 6, which imposed an age limitation for officers of the Company.

The Company intends to effectuate the amendment of its Bylaws by submitting notice of the amendment to the Federal Reserve Bank of Richmond.

A copy of the Company’s Amended Bylaws is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01                                           Other Events.

On April 25, 2013, the Board of Directors of the Company declared a quarterly cash dividend of $0.10 per share of the Company’s common stock. The dividend will be payable to stockholders of record as of May 9, 2013, and will be paid on or about May 23, 2013.

Item 9.01                                           Financial Statements and Exhibits

(a)                                                                                 Financial Statements of businesses acquired.  Not Applicable.

(b)                                                                                 Pro forma financial information.  Not Applicable.

(c)                                                                                  Shell company transactions. None

(d)                                                                                 Exhibits.

3.1                               Amended Bylaws of Oconee Federal Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: April 26, 2013	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)